UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 20, 2008
Date of Report (Date of earliest event reported)

ANTIGENICS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 26, 2008, Antigenics Inc. issued a press release announcing that the company received a letter from the Listing Qualifications Staff of The NASDAQ Stock Market LLC (the “Staff”) indicating that the company is not in compliance with the $50,000,000 minimum market value of listed securities requirement set forth in NASDAQ Marketplace Rule 4450(b)(1)(A). Furthermore, the company does not comply with NASDAQ Marketplace Rule 4450(b)(1)(B), which is an alternative to Rule 4450(b)(1)(A), and requires $50,000,000 of total assets and $50,000,000 of total revenue for either the most recently completed fiscal year or two of the last three completed fiscal years. The company received this letter on November 20, 2008.  There is no change in the trading of company common stock on the NASDAQ Global Market at this time.

The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

The following exhibit is furnished herewith:

 99.1     Press Release dated November 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date:	November 26, 2008	By:	/s/ Garo H. Armen

Garo H. Armen
Chief Executive Officer